Exhibit 10.24

Dated as of March 14, 2011

ARCOS DORADOS HOLDINGS INC.

AMENDED AND RESTATED SHAREHOLDERS’

AGREEMENT

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”), dated as of March 14, 2011, among (i) Arcos Dorados Holdings, Inc., a company incorporated under the laws of the British Virgin Islands (the “Company”), (ii) Mr. Woods Staton (“Staton”), (iii) Los Laureles Ltd, a company organized and existing under the Business Companies Act, 2004 of the British Virgin Islands (the “Majority Investor”), (iv) Capital International Private Equity Fund V, L.P., a Cayman Island limited partnership (“CIPEF V”), (v) CGPE V, L.P., a Cayman Island limited partnership (“CGPE V”, and together with CIPEF V, the “CIPEF Investors”), (vi) Gávea Investment AD, L.P., a limited partnership organized under the laws of the Cayman Islands (“Gávea”), (vii) DLJ South American Partners L.P., a limited partnership established under the laws of Ontario, Canada (“DLJ LP”), and (viii) DLJSAP Restco Co-Investments LLC, a limited liability company established under the laws of the State of Delaware (“DLJSAP Co” and, together with DLJ LP, the “DLJ Investors”; the DLJ Investors, the CIPEF Investors and Gávea referred to collectively as the “Minority Investors”), (ix) Marlies Capital LLC, a Florida limited liability company (“Marlies”), and (x) AVF LLC, a Florida limited liability company (“AVF”) (the Majority Investor, the Minority Investors, Marlies and AVF referred to collectively as the “Investors” and the Company, Staton and the Investors referred to collectively as the “Parties”), amending and restating the Shareholders’ Agreement (the “Original Shareholders’ Agreement”), dated as of August 3, 2007, among Arcos Dorados Limited, a company organized and existing under the Business Companies Act, 2004 of the British Virgin Islands (“Arcos Limited”), Staton and the Investors (Arcos Limited, Staton and the Investors referred to collectively as the “Original Parties”).

RECITALS:

A. The Original Parties entered into the Original Shareholders’ Agreement to set forth certain terms and conditions regarding their ownership of the Equity Securities, including certain restrictions on the transfer of the Equity Securities, and the management of the Company and its Subsidiaries.

B. Arcos Limited was merged with and into the Company on December 13, 2010, with the Company being the solely surviving entity.

C. The Company is seeking to register its Common Stock with the U.S. Securities and Exchange Commission on Form F-1, a draft of which the Company has been filed with the SEC for the purpose of effecting a Qualified IPO (as defined below) (the “Registration”).

D. The Parties have agreed that, upon the closing of the sale of the shares of Common Stock in the Qualified IPO (as defined below) contemplated by the Registration (the “Closing”), the Original Shareholders’ Agreement shall be amended and restated by this Agreement.

E. Capitalized terms used in this Agreement have the meanings set forth in Article III.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

ARTICLE I

CONDITION PRECEDENT; EFFECTIVENESS

It shall be a condition precedent to the effectiveness of this Agreement that the Closing shall have been consummated and this Agreement shall become effective at the time and date of such Closing (the “Effectiveness”). For the avoidance of doubt, unless and until the Closing occurs, this Agreement shall not become effective and the Original Shareholders’ Agreement shall remain in full force and effect.

ARTICLE II

AMENDMENT AND RESTATEMENT

Upon its Effectiveness, this Agreement shall automatically amend and restate the Original Shareholders’ Agreement in its entirety, without further action being required by any of the Parties, and this Agreement shall constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, including, without limitation, the Original Shareholders Agreement, which shall be deemed terminated at such time.

ARTICLE III

TAG-ALONG RIGHTS

Section 3.1. In the event the Majority Investor proposes to Transfer, directly or indirectly, any of its Equity Securities other than to an Affiliated Investor or in a sale into the public market, each of the Minority Investors, Marlies and AVF (each, a “Tag-Along Offeree”) shall have the right to participate with respect to any of their Current Equity Securities on the same terms and conditions and for the same per Share consideration as the Majority Investor or the Transferring Person in the case of an indirect Transfer (the “Transferring Shareholder”) in the Transfer in the manner set forth in this Article III. Prior to any such Transfer, the Majority Investor shall deliver to the Company prompt written notice (the “Transfer Notice”), which the Company will forward to each Tag-Along Offeree within 5 days of receipt thereof, which notice shall state (i) the name of the proposed Transferee, (ii) the number of Equity Securities proposed to be Transferred (the “Transferred Securities”) and the percentage (the “Tag Percentage”) that such number of Equity Securities constitute of the total number of Equity Securities owned by the Majority Investor, (iii) the proposed purchase price therefore, including a description of any non-cash consideration sufficiently detailed to permit the determination of the fair market value thereof, and (iv) the other material terms and conditions of the proposed Transfer, including the proposed Transfer date (which date may not be less than 35 days after delivery to the Tag-Along Offerees of the Transfer Notice). Such notice shall be accompanied by a written offer from the proposed Transferee to purchase the Transferred Securities, which offer may be conditioned upon the consummation of the sale by the Transferring Shareholder, or the most recent drafts of the purchase and sale documentation between the Transferring Shareholder and the Transferee which shall make provision for the participation of the Tag-Along Offerees in such sale consistent with this Article III.

Section 3.2. Each of the Tag-Along Offerees shall have the right, subject to the consummation of the proposed Transfer, to sell to the proposed Transferee identified in the Transfer Notice a number of Current Equity Securities equal to (x) if either (i) the Transferred Securities together with all Equity Securities previously transferred by the Majority Investor represent collectively more than 50% of the number of Current Equity Securities held by such Tag-Along Offeree on the date of the Closing or (ii) as a result of such Transfer the Majority Investor would cease to hold Equity Securities representing a majority of the voting power of the outstanding Equity Securities, all of such Tag-Along Offeree’s Current Equity Securities, or (y) otherwise, a number of such Tag-Along Offeree’s Equity Securities equal to (i) the total number of Current Equity Securities owned by such Tag-Along Offeree multiplied by (ii) the Tag Percentage. Each of the Tag-Along Offerees may elect to participate in the proposed Transfer in accordance with the preceding sentence by giving written notice to the Company and to the Majority Investor within the 15 day period after the delivery of the Transfer Notice to the Tag-Along Offerees. A Tag-Along Offeree shall be deemed to have waived its right of tag-along with respect to the Transferred Securities hereunder if it fails to give notice within the prescribed time period. Notwithstanding anything herein to the contrary, the proposed Transferee of Transferred Securities will not be obligated to purchase a number of Equity Securities and Current Equity Securities exceeding that set forth in the Transfer Notice, and in the event such Transferee elects to purchase less than all of the additional Current Equity Securities sought to be Transferred by the Tag-Along Offerees, the number of Equity Securities and Current Equity Securities to be Transferred by the Transferring Shareholder and each Tag-Along Offeree shall be reduced so that each such Investor is entitled to sell its Pro Rata Portion of the number of Equity Securities and Current Equity Securities the proposed Transferee elects to purchase (which in no event may be less than the number of Transferred Securities set forth in the Transfer Notice), provided that if as a result of such Transfer the Majority Investor would cease to hold Equity Securities representing a majority of the voting power of the outstanding Equity Securities, each Tag-Along Offeree shall be entitled to sell all of such Current Equity Securities to the Proposed Transferee.

Section 3.3. Each Tag-Along Offeree participating in a sale pursuant to this Article III shall deliver to the Majority Investor at the closing of the Transfer of the Transferring Shareholder’s Transferred Securities the Transferee certificates representing the Transferred Securities to be Transferred by such Tag-Along Offeree, duly endorsed for transfer or accompanied by stock powers duly executed, in either case executed in blank or in favor of the applicable purchaser against payment of the aggregate purchase price therefor by wire transfer of immediately available funds. Each Investor participating in a sale pursuant to this Article III shall receive consideration in the same form and per Current Equity Security amount after deduction of such Investor’s proportionate share of the related expenses.

Section 3.4. Each Tag-Along Offeree participating in a sale pursuant to this Article III shall agree to the same representations, covenants, indemnities and agreements as the Transferring Shareholder so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the relative consideration to be received by each such participating Investor, provided that no such Investor will be liable for any amount in excess of such Investor’s net proceeds from the sale and provided, further, that any representation relating specifically to an Investor and/or its ownership of the Equity Securities to be Transferred shall be made only by that Investor. The fees and expenses incurred in connection with a sale under this Article III and for the benefit of all Investors participating in a sale (it being understood that costs incurred by or on behalf of an Investor for his, her or its sole benefit will not be considered to be for the benefit of all Investors), to the extent not paid or reimbursed by the Company or the Transferee, shall be shared by all the Investors on a pro rata basis, based on the relative consideration to be received by each such participating Investor, provided that no Investor shall be obligated to make any out-of-pocket expenditure prior to the consummation of the transaction consummated pursuant to this Article III (excluding de minimis expenditures). The proposed Transfer date may be extended beyond the date described in the Transfer Notice to the extent necessary to obtain required approvals of Governmental Entities and other required approvals and the Company and the Investors shall use their respective commercially reasonable efforts to obtain such approvals.

Section 3.5. Notwithstanding anything else contained herein, the provisions of this Article III shall terminate as to each of the Minority Investors at such time as the Current Equity Securities held by the Minority Investors represent, in the aggregate, less than 10% of the outstanding economic interests of the Company (on a fully diluted basis).

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1. Demand Registration.

(a) At any time that any Minority Investor holds Current Equity Securities, such Minority Investor may, once only, request in writing that the Company effect the registration with the SEC for resale by such Minority Investor of all or a portion of such Current Equity Securities held by such Minority Investor (a “Demand Registration”); provided that:

(i) no exercise of a Demand Registration may result in a public offering the aggregate offering price of which would reasonably be expected to be less than $25 million

(ii) each Minority Investor may effect one Demand Registration pursuant to this Section 4.1 notwithstanding any Demand Registration that may have been effected by any other Minority Investor at any other time (it being understood, for the avoidance of doubt, that no Minority Investor has effected a Demand Registration prior to the date hereof, notwithstanding the Registration), and

(iii) a request for registration shall be disregarded for the purposes of this limitation if

(A) the registration statement relating to such request is not declared effective within 180 days of the date such registration statement is first filed with the SEC,

(B) prior to the sale of at least 80% of the Equity Securities included in the registration relating to such request, such registration or listing is adversely affected by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved within 30 days of the date of such order, or

(C) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration or listing relating to such request are not satisfied (other than as a result of a default or breach thereunder by a Minority Investor). In connection with a Demand Registration, at the request of the Minority Investors, the Company shall use its commercially reasonable efforts to cause there to be an underwritten offering in accordance with the terms of this Article IV. In connection with a Demand Registration, the Company shall have the right to select the underwriters to administer the offering, subject to the reasonable approval of the Minority Investors participating in such offering.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect or complete any such registration pursuant to Section 4.1(a):

(i) following the filing of, and for 180 days immediately following the effective date of (but in no event later than 270 days immediately following the filing date of) any registration statement or offering document pertaining to Equity Securities of the Company (other than a registration or listing of securities with respect to an employee benefit plan, pursuant to Form S-8, pursuant to Form S-3 if a shelf filing for a secondary offering of securities, similar registrations or listings in non-U.S. jurisdictions, to the extent applicable, or a registration or listing of other than Equity Securities), if the Company actively employed in good faith commercially reasonable best efforts to cause such registration statement or offering document to become effective; or

(ii) if the Company has furnished to the Minority Investors a certificate signed by the President of the Company (x) giving notice of its bona fide intention to effect the filing of a registration statement with the SEC within 60 days, or (y) stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for a registration statement or offering document to be filed within the following 120 days. In such case, the Company’s obligation to use its commercially reasonable best efforts to register, list, qualify or comply under this Section 4.1 shall be deferred one or more times for a period not to exceed 120 days from the receipt of the request to file such registration or listing by such Minority Investors, provided that the Company may not exercise this deferral right more than once per twelve-month period.

Section 4.2. Piggyback Registration. Whenever the Company proposes to register or list any of its securities, including any registration or listing resulting from a Demand Registration, and the registration form to be filed may be used for the registration, listing or qualification for distribution of Equity Securities, the Company will give prompt written notice (the “Registration Notice”) to each Minority Investor that holds any number of Current Equity Securities of its intention to effect such a registration or listing and will include in such registration or listing all Current Equity Securities held by such Minority Investor with respect to which the Company has received written requests for inclusion therein within ten Business Days after the date of such Registration Notice (a “Piggyback Registration”). The Company shall have the right to terminate or withdraw any registration or listing initiated by it and that does not result from a Demand Registration prior to the effectiveness of such registration or listing whether or not any Minority Investor has elected to include any Current Equity Securities in such registration or listing.

Section 4.3. Priority on Registrations.

Notwithstanding anything to the contrary in this Agreement, subject to Section 4.3(b), if the managing underwriters of a registered offering of Equity Securities advise the Company that in their reasonable opinion the number of securities requested to be included in any registration pursuant to this Article IV exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price) (a “Cutback Event”), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without causing a Cutback Event, which securities will be so included in the following order of priority:

(a) for registrations pursuant to Section 4.1, first, Current Equity Securities of the Minority Investors who have requested registration of their Current Equity Securities pursuant to Sections 3.1 or 3.2, pro rata on the basis of the aggregate number of such Current Equity Securities held by such Persons, second, any Equity Securities proposed to be registered by the Company; and

(b) for registrations pursuant to Section 4.2, first, Equity Securities proposed to be registered by the Company, second, Current Equity Securities of any Minority Investors who have requested registration of their Current Equity Securities pursuant to Section 4.2, pro rata on the basis of the aggregate number of such Current Equity Securities held by such Persons.

Section 4.4. Registration Procedure.

(a) In the event that a Minority Investor requests that any of its Current Equity Securities be registered pursuant to this Article IV, subject to Section 4.1(b) hereof, the Company will use its commercially reasonable best efforts to effect the registration and sale of such Current Equity Securities in accordance with the intended method of disposition thereof and as soon as possible:

(i) prepare and file with the SEC a registration statement with respect to such Current Equity Securities and use its commercially reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter; and before filing a registration statement or prospectus or any amendments or supplements thereto, furnish to the Minority Investors and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the prospectus and, if requested by the Minority Investors, the exhibits incorporated by reference, and the Minority Investors (and the underwriter(s), if any) shall have the opportunity to review and comment thereon, and the Company will make such changes and additions thereto as reasonably requested by the Minority Investors (and the underwriter(s), if any) prior to filing any registration statement or amendment thereto or any prospectus or any supplement thereto;

(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be required to keep such registration statement effective for a period of not less than 180 days, or such shorter period as is necessary to complete the distribution of the securities covered by such registration statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Minority Investors set forth in such registration statement;

(iii) furnish to the Minority Investors such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Minority Investors and any underwriter(s) may reasonably request in order to facilitate the disposition of the Current Equity Securities;

(iv) use its commercially reasonable best efforts to register or qualify such Current Equity Securities under such other securities or blue sky laws of such jurisdictions as any Minority Investor and any underwriter(s) reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable any Minority Investor and any underwriter(s) to consummate the disposition in such jurisdictions of such Current Equity Securities;

(v) notify the Minority Investors and any underwriter(s), at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any Minority Investor or any underwriter(s), the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Current Equity Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi) in the case of an underwritten offering, (i) enter into such agreements (including underwriting agreements in customary form) as are customary in an underwritten offering and all of the representations and warranties by, and the other agreements on the part of, the Company in the underwriting agreement and other agreements to and for the benefit of such underwriters, shall also be made for the benefit of the Minority Investors for the limited purpose of its participation in such offering, (ii) take all such other actions as the Minority Investors or the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Current Equity Securities (including, without limitation, causing senior management and other the Company personnel to cooperate with the Minority Investors and the underwriter(s) in connection with performing due diligence) and (iii) use its commercially reasonable best efforts to cause its counsel to issue opinions of counsel in form, substance and scope as are customary in primary underwritten offerings, addressed and delivered to the underwriter(s) and the Minority Investors;

(vii) make available for inspection by the Minority Investors, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Minority Investors or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and use its reasonable efforts to cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Minority Investors, underwriter, attorney, accountant or agent in connection with such registration statement;

(viii) use its commercially reasonable best efforts to cause all such Current Equity Securities to be listed on each securities exchange on which the Current Equity Securities of the Company are then listed;

(ix) provide a transfer agent and registrar for all Current Equity Securities not later than the effective date of such registration statement;

(x) if requested, use its commercially reasonable best efforts to cause to be delivered, immediately prior to the pricing of any underwritten offering, immediately prior to effectiveness of each registration statement (and, in the case of an underwritten offering, at the time of closing of the sale of Current Equity Securities pursuant thereto), letters from the Company’s independent registered public accountants addressed to the Minority Investors and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act (and the applicable rules and regulations adopted by the SEC thereunder) or other applicable rule or regulation, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with primary underwritten public offerings; and

(xi) promptly notify the Minority Investors and the underwriter or underwriters, of the following events, if any:

(1) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;

(2) of any written request by the Applicable Regulator for amendments or supplements to the registration statement or prospectus;

(3) of the notification to the Company by the Applicable Regulator of its initiation of any proceeding with respect to the issuance by the Applicable Regulator of any stop order suspending the effectiveness of the registration statement; and

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Equity Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

(b) With respect to any registration that includes Current Equity Securities owned by the Minority Investors, the Company shall make available to the Minority Investors (i) promptly after the same is prepared and publicly distributed, filed with the Applicable Regulator, or received by the Company, copies of each registration statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the Applicable Regulator, and each item of correspondence from the Applicable Regulator, in each case relating to such registration statement, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as any Minority Investor or any underwriter may reasonably request in order to facilitate the disposition of the Current Equity Securities. The Company will promptly notify the Minority Investors of the effectiveness of each registration statement or any post-effective amendment. The Company will respond reasonably promptly to any and all comments received from the Applicable Regulator, with a view towards causing each registration statement or any amendment thereto to be declared effective by the Applicable Regulator as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all comments by the Applicable Regulator, if applicable, following notification by the Applicable Regulator that any such registration statement or any amendment thereto will not be subject to review.

Section 4.5. Expenses.

(a) All expenses incurred in connection with each registration pursuant to, and incident to the Company’s performance of or compliance with, this Article IV, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing prospectuses in preliminary and final form as well as any supplements thereto, fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company and the reasonable fees and disbursements of one counsel for all Minority Investors with Current Equity Securities included in such registration, which counsel shall be reasonably acceptable to all Minority Investors (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Current Equity Securities, which shall be borne by the selling shareholders), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b) The obligation of the Company to bear the expenses described in Section 4.5(a) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

Section 4.6. Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Minority Investor and each underwriter and each of their respective officers, directors, employees and Affiliates and each Person who controls the Minority Investor and each such underwriter (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, or actions or proceedings, whether commenced or threatened, in respect thereof, and expenses arising out of or based upon (A) any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application, or (B) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar as the same are made in reliance and in conformity with information relating to such Minority Investor or such underwriter, as the case may be, furnished in writing to the Company by such Minority Investor or such underwriter, as the case may be, expressly for use therein.

(b) In connection with any registration statement that includes Current Equity Securities owned by any Minority Investor, such Minority Investor will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and will indemnify and hold harmless the Company, its directors and officers, each underwriter and each other Person who controls the Company (within the meaning of the Securities Act) and each such underwriter against any losses, claims, damages, liabilities, joint or several, to which the Company or any such director or officer, any such underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Minority Investor expressly for use therein, and such Minority Investor will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that, the obligation to indemnify and hold harmless will be limited to the net amount of proceeds received by such Minority Investor from the sale of registrable securities pursuant to such registration statement.

(c) The provisions of this Section 4.6 shall survive the transfer of securities and any termination of this Agreement.

(d) If the indemnification provided for in or pursuant to this Section 4.6 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified Person, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of a Minority Investor be greater in amount than the amount of net proceeds received by such Minority Investor upon such sale.

Section 4.7. Rule 144. The Company covenants that, to the extent applicable, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Minority Investor may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Minority Investors to sell Current Equity Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Minority Investor, the Company will deliver to the Minority Investors a written statement as to whether it has complied with such information and requirements.

Section 4.8. Transfer of Registration Rights.

(a) Any Minority Investor may transfer all or any portion of its then remaining registration rights under this Article IV to any Person to whom it Transfers any Equity Securities in a transaction not involving a public offering. In connection with any such transfer, the term “Minority Investor” as used in this Article IV shall, where appropriate to assign such rights to such Transferee, be inclusive of such Minority Investor and such Transferee. The Minority Investor and such Transferee(s) may exercise the registration rights under this Article IV in such proportion (not to exceed the then-remaining rights of such Minority Investor hereunder) as they shall agree among themselves.

(b) After any such transfer and assignment, the Minority Investor shall retain its rights under this Article IV with respect to all other Current Equity Securities owned by such Minority Investor. Upon the request of the Minority Investor, the Company shall execute a registration rights agreement with such Transferee (or a proposed Transferee) substantially similar to the applicable subsections of this Article IV.

Section 4.9. Termination of Registration Rights. The rights of a Minority Investor with respect to (i) Demand Registrations pursuant to Section 4.1 and (ii) Piggyback Registrations pursuant to Section 4.2 that do not result from a Demand Registration will terminate as to that Minority Investor at such time as the Current Equity Securities held by such Minority Investor represent less than 3% of the outstanding economic interests of the Company (on a fully diluted basis). For the avoidance of doubt, no rights of any Minority Investor with respect to Piggyback

Registrations pursuant to Section 4.2 that do result from Demand Registrations will terminate as long as such Minority Investor holds Current Equity Securities.

ARTICLE V

CERTAIN TAX MATTERS

Section 5.1. Tax Return Information. The Company shall provide, from time to time, such additional information regarding the Company or any of its Subsidiaries as any Investor may reasonably request, including any information or reports (i) required by reason of reporting or regulatory requirements to which any Investor (or any direct or indirect investor therein) is subject, or (ii) which it is obligated to have available regarding taxation matters. The Company shall promptly furnish to any Investor (or any direct or indirect investor therein) information reasonably requested to enable such Investor or its investors to comply with any applicable tax reporting requirements with respect to the acquisition, ownership, or disposition of, and income attributable to, any Equity Securities held by such Investor (or any direct or indirect investor therein), including, without limitation, such information as may be reasonably requested by such Investor to complete U.S. federal, state or local or non-U.S. income tax returns or to provide such information to its investors. Any tax information that is required to be provided to Investors by the Company or any of its Subsidiaries in respect of a fiscal year shall be provided within 90 days following the end of such fiscal year.

Section 5.2. PFIC and CFC Information. The Company shall on a yearly basis timely make available to the U.S. Investors all information that would reasonably permit the U.S. Investors to determine whether the Company or any of its Subsidiaries is expected to be, or was, a “passive foreign investment company” within the meaning of section 1297 of the Code (“PFIC”) or a “controlled foreign corporation” within the meaning of section 957 of the Code (“CFC”) for any taxable year. If any U.S. Investor believes there is a reasonable possibility that the Company or any of its Subsidiaries will be a PFIC or a CFC for any taxable year, the Company will, with such advice as may be reasonably requested from the U.S. Investors, prepare an annual statement that sets forth an estimate of the amount that the U.S. Investors or their investors would be required to include in taxable income on their U.S. tax returns if the Company or such Subsidiary did in fact constitute a PFIC or a CFC for such taxable year, as well as any other information required to comply with applicable CFC and PFIC reporting requirements.

Section 5.3. QEF Election. If any U.S. Investor believes there is a reasonable possibility that the Company or any of its Subsidiaries constitutes a PFIC for any taxable year, the Company shall provide the U.S. Investors with the information necessary in order for the U.S. Investors or any direct or indirect investor therein, as the case may be, to timely and properly make an election under section 1295 of the Code to treat the Company or such Subsidiary as a “qualified electing fund” (a “QEF Election”) and comply with the reporting requirements applicable to such a QEF Election. At the request of any U.S. Investor, the Company will obtain professional assistance experienced in matters relating to the relevant aspects of the Code to the extent necessary to make the determinations and to provide the information and statements described in Section 5.2 and this Section 5.3.

ARTICLE VI

DEFINITIONS

Section 6.1. Certain Definitions.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly Controlling, Controlled by or under common Control with such Person, (ii) any Person directly or indirectly owning or Controlling 10% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner or trustee of any such Person described in clause (i) or (ii).

“Affiliate Transaction” means any agreement or transaction between the Company or any of its Subsidiaries, on one hand, and any Investor of the Company, or any Affiliate of any such Investor, on the other hand.

“Affiliated Investor” means, with respect to any Investor, any other Investor (or any proposed Transferee) that is directly Controlled, Controlled by or under common Control with such first Investor.

“Agreement” means this Agreement, as amended from time to time in accordance with Section 7.6.

“AAA International Rules” has the meaning set forth in Section 7.15(a).

“Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Entity, (ii) any consents or approvals of any Governmental Entity and (iii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any Governmental Entity.

“Applicable Regulator” means, in respect of the registration by the Company of any of its securities, any governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange, over the registration, listing, marketing or sale of such securities.

“AVF” has the meaning set forth in the Preamble.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, NY or the Netherlands are authorized or required to close.

“CFC” has the meaning set forth in Section 5.2.

“CGPE V” has the meaning set forth in the Preamble.

“CIPEF V” has the meaning set forth in the Preamble.

“CEPEF Investors” has the meaning set forth in the Preamble.

“Class A Shares” means the shares of Class A common stock, no par value per share, of the Company.

“Class B Shares” means the shares of Class B common stock, no par value per share, of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A Shares and the Class B Shares and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” has the meaning set forth in the Preamble.

“Control” means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract or otherwise.

“Current Equity Securities” means any and all Equity Securities held by any Party to this Agreement immediately prior to the Effectiveness, including all securities of the Company that are at any time converted, exchanged, exercised or split therefrom or acquired pursuant to options, warrants, dividend payments or other rights with respect thereto.

“Cutback Event” has the meaning set forth in Section 4.3.

“Demand Registration” has the meaning set forth in Section 4.1.

“DLJ Co” has the meaning set forth in the Preamble.

“DLJ Investors” has the meaning set forth in the Preamble.

“DLJ LP” has the meaning set forth in the Preamble.

“Equity Securities” means any and all shares of Common Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Existing Dispute” has the meaning set forth in Section 7.14(d).

“Gávea” has the meaning set forth in the Preamble.

“Governmental Entity” means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

“Information” means all information about the Company or any of its Subsidiaries that is or has been furnished to any Investor or any of its Representatives by or on behalf of the Company or any of its Subsidiaries, or any of their respective Representatives, (whether written or oral or in electronic or other form and whether prepared by the Company, its advisers or otherwise), together with all written or electronically stored documentation prepared by such Investor or its Representatives based on or reflecting, in whole or in part, such information, provided that the term “Information” does not include any information that (x) is or becomes generally available to the public through no action or omission by any Investor or its Representatives or (y) is or becomes available to such Investor on a nonconfidential basis from a source, other than the Company or any of its subsidiaries, or any of their respective Representatives, that to the best of such Investor’s knowledge, after reasonable inquiry, is not prohibited from disclosing such portions to such Investor by a contractual, legal or fiduciary obligation.

“Investor Group” means each Investor together with any of its Affiliates who are or in the future become party to this Agreement.

“Investors” has the meaning set forth in the Preamble.

“Majority Investor” has the meaning set forth in the Preamble.

“Marlies” has the meaning set forth in the Preamble.

“McDonald’s” means McDonald’s Latin America, LLC.

“Minority Investors” has the meaning set forth in the Preamble.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

“PFIC” has the meaning set forth in Section 5.2.

“Piggyback Registration” has the meaning set forth in Section 4.2.

“Pro Rata Portion” means, with respect to the Transferring Shareholder or any Tag-Along Offeree, with respect to any proposed Transfer, on the applicable Transfer date, the number of Equity Securities equal to the product of (i) the total number of Equity Securities to be Transferred to the proposed Transferee and (ii) the fraction determined by dividing (A) the total number of Current Equity Securities owned by such Transferring Shareholder or Tag-Along Offeree (as applicable) as of such date by (B) the total number of Current Equity Securities owned by the Transferring Shareholder and all Tag-Along Offerees that have elected to participate in the Transfer;

“QEF Election” has the meaning set forth in Section 5.3.

“Qualified IPO” means an initial public offering of Common Stock effected in conjunction with the listing of such shares on a nationally recognized stock exchange in any of Brazil, Mexico, the United Kingdom or the United States yielding not less than $150 million in gross proceeds.

“Related Dispute” has the meaning set forth in Section 7.14(d).

“Registration” has the meaning set forth in the Recitals.

“Registration Expenses” has the meaning set forth in Section 4.5(a).

“Registration Notice” has the meaning set forth in Section 4.2.

“Representatives” means with respect to any Person, any of such Person’s, or its Affiliates’, directors, officers, employees, general partners, Affiliates, direct or indirect shareholders, members or limited partners, attorneys, accountants, financial and other advisers, and other agents and representatives.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Shares” means issued and outstanding shares of Common Stock.

“Staton” has the meaning set forth in the Preamble.

“Subsidiary” means each Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding capital stock or other equity interests.

“Tag-Along Offeree” has the meaning set forth in Section 3.1.

“Tag Percentage” has the meaning set forth in Section 3.1.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities owned by a Person or any interest (including but not limited to a beneficial interest) in any shares of Equity Securities owned by a Person.

“Transferee” means any Person to whom any Investor or any Transferee thereof Transfers Equity Securities of the Company in accordance with the terms hereof.

“Transferred Securities” has the meaning set forth in Section 3.1.

“Transferring Shareholder” has the meaning set forth in Section 3.1.

“Transfer Notice” has the meaning set forth in Section 3.1.

“U.S. Investor” means any Investor that is (i) a U.S. Person or (ii) any other Person whose ownership of Equity Securities would be attributed (in whole or part) under section 958 of the Code to one or more U.S. Persons.

“U.S. Person” means (i) a natural person who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a partnership, corporation, limited liability company or other entity that is created or organized under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. taxation regardless of source; or (iv) a trust that (A) is subject to administration by any U.S. court and over which one or more United States persons have the authority to control all substantial decisions or (B) has a valid election in effect to be treated as a “United States person” for U.S. federal income tax purposes.

“Voting Securities” means, at any time, shares of any class of Equity Securities of the Company, which are then entitled to vote generally in the election of directors.

Section 6.2. Terms Generally. The words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole (including the Exhibits hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Articles, Sections and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The definitions given for terms in this Article V and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. References herein to any agreement or letter shall be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Termination.

(a) This Agreement shall terminate upon the earliest to occur of (i) the dissolution, liquidation or winding up of the Company and (ii) the written agreement of the Majority Investor and each of the Minority Investors (subject, in the case of clause (ii), to the consent of McDonald’s).

(b) Upon the termination of this Agreement, the restrictions and obligations set forth herein shall terminate and be of no further effect, except as otherwise expressly set forth herein, provided that such termination shall not affect any rights perfected or obligations incurred under this Agreement prior to such termination.

(c) As to any particular Investor, except as otherwise set forth herein, this Agreement (other than Section 4.6 to the extent applicable to such Investor with respect to any offering of Equity Securities completed before the date such Investor ceased to own any Equity Securities) shall no longer be binding or of further force or effect as to such Investor as of the date such Investor has Transferred all of such Investor’s interest in any of the Current Equity Securities, provided that no such termination shall be effective if such Investor is in breach of this Agreement immediately before or after giving effect to such Transfer(s).

Section 7.2. Confidentiality. Each party hereto agrees to, and shall cause its Representatives to, keep confidential and not divulge any Information, and to use, and cause its Representatives to use, such Information only in connection with the operation of the Company and its Subsidiaries, provided that nothing herein shall prevent any party hereto from disclosing such Information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (c) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests, (d) to the extent necessary in connection with the exercise of any remedy hereunder, (e) to other Investors, (f) to such party’s Representatives that in the reasonable judgment of such party need to know such Information or (g) to any potential Transferee in connection with a proposed Transfer of Equity Securities from such Investor as long as such Transferee agrees to be bound by the provisions of this Section 7.2 as if an Investor; provided, further, that in the case of clause (a), (b) or (c), such party shall notify the other parties hereto of the proposed disclosure as far in advance of such disclosure as practicable and use reasonable efforts to ensure that any Information so disclosed is accorded confidential treatment, when and if available. This provision shall survive any termination of this Agreement.

Section 7.3. Restrictions on Other Agreements; Conflicts.

(a) Following the date hereof, no Investor shall enter into or agree to be bound by any other shareholder agreements or arrangements of any kind with any other Investor with respect to any Equity Securities, except for as otherwise expressly permitted hereunder and except that any Investor may enter into a shareholder agreement or arrangement with any Affiliated Investor.

(b) The provisions of this Agreement shall be controlling if any such provisions or the operation thereof conflict with the provisions of the Company’s organizational documents. Each of the parties covenants and agrees to vote their Voting Securities and to take any other action in its capacity as a shareholder of the Company as reasonably requested by the Company or any other Investor to amend the Company’s organizational documents so as to avoid any conflict with the provisions hereof.

Section 7.4. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things, and shall execute and deliver all such further agreements, certificates, instruments and documents, as any other party hereto reasonably may request in order to carry out the provisions of this Agreement.

Section 7.5. No Recourse. Except as otherwise explicitly provided in this Agreement, the Company and each Investor agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Investor or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law, it being expressly agreed and acknowledged that, except as otherwise explicitly set forth herein, no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Investor or any current or future member of any Investor or any current or future director, officer, employee, partner or member of any Investor or of any Affiliate or assignee thereof, as such for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 7.6. Amendment; Waivers, etc. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act is in writing and approved by each Investor; provided that this Agreement shall not be amended in a manner that is materially adverse to McDonald’s without the consent of McDonald’s. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any Investor may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Investor granting such waiver in any other respect or at any other time.

Section 7.7. Assignment.

(a) Neither this Agreement nor any right or obligation arising under this Agreement may be assigned by any party without the prior written consent of the other parties except as permitted by this Section 7.7.

(b) Each Minority Investor may assign all or a portion of its rights and obligations hereunder to one or more Affiliated Investor(s), provided that if such Affiliated Investor is a special purpose entity the assigning Minority Investor shall continue to be responsible for the performance by such Affiliated Investor of all of its obligations hereunder. All references herein to any Minority Investor who has assigned all or any portion of its rights and obligations to any Affiliated Investor(s) hereunder shall, following such assignment, be inclusive of such Minority Investor and such Affiliated Investor(s).

Section 7.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

Section 7.9. No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns.

Section 7.10. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by reputable overnight courier or (d) sent by fax (provided a confirmation copy is sent by one of the other methods set forth above), as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

(a)	if to the Company, to:

Arcos Dorados Holdings Inc.

Kingston Chambers

PO Box 173

Road Town, Tortola

British Virgin Islands

Fax: +54-11-4711-2094

Attn: Juan David Bastidas

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10021

Fax: (212) 701-5086

Attention: Maurice Blanco

(b)	if to the Majority Investor, Staton, Marlies or AVF, to:

c/o Forrestal Capital

1221 Brickell Avenue #1170

Miami, Florida 33131

Fax: (305) 961-2844

Attention: Carlos Hernandez

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10021

Fax: (212) 701-5086

Attention: Maurice Blanco

(c)	if to any of the CIPEF Investors, to:

c/o Capital International Limited

40 Grosvenor Place

London SW1X 7GG

England

Fax: +44-20-7864-5814

Attention: Martín E. Díaz Plata

with copies to:

Capital International, Inc.

6455 Irvine Center Drive

Irvine, CA 92618

Attn: Private Equity Accounting & Administration (C-2D)

Fax: (949) 975-4339

and to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Fax: (212) 909-6836

Attention: Gregory V. Gooding

(d)	if to Gávea, to:

Gavea Investment AD,LP

C/O Maples Corporate Services Limited

PO Box 309

Ugland House, Grand Cayman KY1-1104

Cayman Islands

Attention: Eduardo Soares

with a copy to:

GIF Gestão de Investimentos e Participações Ltda.

Avenida Ataulfo de Paiva, 1100, 7th floor

Leblon

Rio de Janeiro, RJ 22440-035

Brazil

Attention: Eduardo Soares

and

Clifford Chance US LLP

31 W. 52nd St

New York, NY 10019

Fax: (212) 878-8375

Attention: Anthony Oldfield

(e)	if to the DLJ Investors, to:

DLJ South American Partners L.P.

Bouchard 547, 13th floor

CI049AAC - Buenos Aires, Argentina

Fax: (5411) 4342-0096

Attention: Carlos J. Garcia

with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

Fax: (212) 701-3800

Attention: Nick Kronfeld

If to any other Investor, to its address set forth on the signature page of such Investor to this Agreement with a copy (which shall not constitute notice) to any party so indicated thereon. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (y) if by overnight courier, on the day delivered, or (z) if by fax, on the day delivered.

Section 7.11. Severability. Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, illegality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

Section 7.12. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

Section 7.13. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles or rules of conflicts of law to the extent such principles or rules are not mandatorily applicable by statute and would require the application of the laws of another jurisdiction).

Section 7.14. Consent to Arbitration.

(a) Any dispute, controversy, or claim arising out of, relating to, or in connection with this contract, or the breach, termination, or validity thereof (a “Dispute”), shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA International Rules”) in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be New York, NY and it shall be conducted in the English language.

(b) The arbitration shall be conducted by three arbitrators. The claimant shall appoint an arbitrator in its request for arbitration. The respondent shall appoint an arbitrator within 30 days of the receipt of the request for arbitration. The two arbitrators shall appoint a third arbitrator within 30 days after the appointment of the second arbitrator. The third arbitrator shall act as chair of the tribunal. If any of the three arbitrators is not appointed within the time prescribed above, then the American Arbitration Association shall appoint that arbitrator forthwith.

(c) The arbitration award shall be final and binding on the parties. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.

(d) If any Dispute raises issues of law which are substantially the same as or connected with issues raised in a Dispute which has already been referred to arbitration under this Agreement (an “Existing Dispute”), or arises out of or relates to substantially the same facts as are the subject of an Existing Dispute (in either case a “Related Dispute”), the arbitration tribunal appointed or to be appointed in respect of any such Existing Dispute shall also be appointed as the arbitration tribunal in respect of any Related Dispute.

(e) The arbitration tribunal, upon the request of (i) one of the parties to the arbitration proceeding or (ii) a party to this Agreement that itself wishes to be joined, may, in its discretion, join any party to this Agreement to the arbitration proceeding and may make a single, final award determining all relevant disputes between them. Each of the parties to this Agreement hereby consents to be joined to any arbitration proceeding in relation to any Dispute.

(f) Where, pursuant to the above provisions, the same arbitration tribunal has been appointed in relation to two or more Disputes or to a Dispute and an Existing Dispute, the arbitral tribunal may, with the agreement of all the parties concerned or upon the application of one of the parties, being a party to each of the Disputes or to a Dispute and an Existing Dispute, order that the whole or part of the matters at issue shall be heard together upon such terms or conditions as the arbitrators think fit. The arbitration tribunal shall make such order only where it determines that (i) proceeding in such manner will be more efficient than separate hearings and (ii) no party would be prejudiced as a result of such order.

(g) Nothing in these dispute resolution provisions shall be construed as preventing either party from seeking conservatory or similar interim relief in any court of competent jurisdiction. For the purpose of seeking such interim relief and/or for enforcing this agreement to arbitrate, the parties hereby unconditionally and irrevocably submit to the non-exclusive jurisdiction of the state and federal courts located in the city and county of New York, NY, and hereby waive any objection to such jurisdiction including without limitation objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum.

Section 7.15. Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief for the purpose of enjoining any such breach and enforcing specifically the terms and provisions hereof.

Section 7.16. Investor Groups. Each member of an Investor Group will to the greatest extent permitted by law act in concert with the other members of such Investor Group with respect to this Agreement and their investments in the Company.

Section 7.17. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholders’ Agreement by their authorized representatives as of the date first above written,

ARCOS DORADOS HOLDINGS INC.

By:	/s/ Woods Staton
Name: Woods Staton
Title: Chief Executive Officer

LOS LAURELES LTD.

By:	/s/ Woods Staton

/s/ Woods Staton
Woods Staton

MARLIES CAPITAL LLC

By:	/s/ Carlos Hernandez

AVF LLC

By:	/s/ Annette Franqui

CAPITAL INTERNATIONAL PRIVATE EQUITY FUND V, L.P.

By:	Capital International Investments V, L.P.

Its:	General Partner

By:	Capital International Investments V, LLC

Its:	General Partner

By:	Capital International, Inc.

Its:	Managing Member

By:	/s/ Mark Brubaker

CGPE V, L.P.

By:	Capital International Investments V, LLC

Its:	General Partner

By:	Capital International, Inc.

Its:	Managing Member

By:	/s/ Mark Brubaker

GÁVEA INVESTMENT AD, .LP.

By:	Gavea Investment AD, GP

Its:	General Partner

By:	GIF Gestão de Participaçoes Ltda.

Its:	Sole Corporate Director

By:	/s/ Eduardo Felipe Soares

By:	/s/ Helio França Filho

DLJ SOUTH AMERICAN PARTNERS L.P.

By:	DLJ South American Partners LLC,
its General Partner:

By:	/s/ Santiago Cotter

DLJSAP RESTCO CO-INVESTMENTS LLC

By:	DLJ South American Partners LLC,
its Managing Member

By:	/s/ Santiago Cotter